Prospect Capital Reports September 2019 Quarterly Results and Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - November 6, 2019 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended September 30, 2019.

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2019	June 30, 2019	September 30, 2018

Net Investment Income (“NII”)	$71,060	$69,627	$85,159
Interest as % of Total Investment Income	90.2%	92.2%	88.4%

NII per Share	$0.19	$0.19	$0.23

Net Income	$18,065	$38,886	$83,795
Net Income per Share	$0.05	$0.11	$0.23

Distributions to Shareholders	$66,111	$66,069	$65,693
Distributions per Share	$0.18	$0.18	$0.18

NII / Distributions to Shareholders	107%	105%	130%

NAV per Share at Period End	$8.87	$9.01	$9.39

Net of Cash Debt to Equity Ratio	66.3%	70.0%	75.1%

For the September 2019 quarter, we earned net investment income (“NII”) of $71.1 million, or $0.19 per weighted average share, consistent with the June 2019 quarter, and exceeding our current quarterly dividend rate of $0.18 per share by $0.01 per share. Our ratio of NII to distributions was 107% in the September 2019 quarter.
In the September 2019 quarter, our net of cash debt to equity ratio was 66.3%, down 8.8% from September 2018.
For the September 2019 quarter, our net income was $18.1 million, or $0.05 per weighted average share.
Our net asset value (“NAV”) per share decreased by $0.14 to $8.87 during the September 2019 quarter.

DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for November 2019 to November 29, 2019 record holders with December 19, 2019 payment date;

•	$0.06 per share for December 2019 to January 2, 2020 record holders with January 23, 2020 payment date; and

•	$0.06 per share for January 2020 to January 31, 2020 record holders with February 20, 2020 payment date.
These distributions are Prospect’s 136th, 137th, and 138th consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $6.41 at November 5, 2019 delivers to shareholders a distribution yield of 11.2%.
Based on past distributions and our current share count for declared distributions, Prospect since inception through our January 2020 distribution will have distributed $17.70 per share to original shareholders, aggregating approximately $3 billion in cumulative distributions to all shareholders.
Prospect expects to declare February 2020, March 2020, and April 2020 distributions in February 2020.

PORTFOLIO AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of
	September 30, 2019	June 30, 2019

Total Investments (at fair value)	$5,450,560	$5,653,553
Number of Portfolio Companies	125	135
% Controlled Investments (at fair value)	44.0%	43.8%

Secured First Lien	43.3%	43.9%
Secured Second Lien	23.1%	23.5%
Subordinated Structured Notes	15.0%	15.1%
Rated Secured Structured Notes (1)	1.0%	0.8%
Unsecured Debt	0.8%	0.6%
Equity Investments	16.8%	16.1%

Annualized Current Yield - All Investments	10.2%	10.6%
Annualized Current Yield - Performing Interest Bearing Investments	12.7%	13.1%

Top Industry Concentration(2)	15.7%	14.6%

Energy Industry Concentration(2)	2.7%	2.7%

Non-Accrual Loans as % of Total Assets (3)	2.4%	2.9%

Weighted Average Portfolio Net Leverage(4)	4.69x	4.67x
Weighted Average Portfolio EBITDA(4)	$62,006	$60,669

(1)	Our Rated Secured Structured Notes are considered non-agented debt where applicable herein.

(2)	Excluding our underlying industry-diversified structured credit portfolio.

(3)	Calculated at fair value.

(4)	For additional disclosure see “Weighted Average Portfolio EBITDA and Net Leverage” at the end of this release.

During the September 30, 2019 and June 30, 2019 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	September 30, 2019	June 30, 2019

Total Originations	$94,540	$187,938

Non-Agented Debt	79.0%	79.3%
Corporate Yield Buyouts	7.7%	1.7%
Rated Secured Structured Notes	7.0%	—
Agented Sponsor Debt	6.3%	19.0%

Total Repayments	$245,173	$212,813
Originations, Net of Repayments	$(150,633)	$(24,875)

We have invested in structured credit investments benefiting from individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At September 30, 2019 and June 30, 2019, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	September 30, 2019	June 30, 2019

Total Subordinated Structured Notes	$818,268	$850,694

# of Investments	39	43

TTM Average Cash Yield(1)(2)	17.6%	16.0%
Annualized Cash Yield(1)(2)	17.4%	13.4%
Annualized GAAP Yield on Fair Value(1)(2)	15.5%	15.6%
Annualized GAAP Yield on Amortized Cost(2)(3)	11.6%	12.0%

Cumulative Cash Distributions(4)	$1,123,631	$1,088,122
% of Original Investment	80.5%	78.0%

# of Underlying Collateral Loans	1,738	1,792
Total Asset Base of Underlying Portfolio	$18,133,692	$18,296,239

Prospect TTM Default Rate	0.40%	0.39%
Broadly Syndicated Market TTM Default Rate	1.29%	1.34%
Prospect Default Rate Outperformance vs. Market	0.89%	0.95%

(1)	Calculation based on fair value.

(2)	Excludes deals being redeemed.

(3)	Calculation based on amortized cost.

(4)	The June 30, 2019 Cumulative Cash Distributions and % of Original Investment figures have been updated to exclude four deals that were written off during the quarter ending September 30, 2019.

To date, including called deals being liquidated, we have exited nine subordinated structured notes totaling $263.4 million with an expected pooled average realized IRR of 16.7% and cash on cash multiple of 1.48 times.
Since December 31, 2017 through today, 26 of our structured credit investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads). We believe further optionality upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.

To date during the December 2019 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
December 31, 2019

Total Originations	$18,697

Real Estate	52.8%
Non-Agented Debt	25.3%
Agented Sponsor Debt	21.9%

Total Repayments	$23,099
Originations, Net of Repayments	$(4,402)

LIQUIDITY AND FINANCIAL RESULTS

All amounts in $000’s	As of September 30, 2019	As of June 30, 2019
Net of Cash Debt to Equity Ratio	66.3%	70.0%
% of Assets at Floating Rates	86.9%	87.4%
% of Liabilities at Fixed Rates	95.2%	93.0%

Unencumbered Assets	$4,019,805	$4,121,775
% of Total Assets	72.0%	71.1%
The below table summarizes our September 2019 quarter issuance and repurchase activity:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
Prospect Capital InterNotes®	$95,135	3.75% -5.50%	July 2024-October 2029
Repurchases
2020 Notes	$46,545	4.75%	April 2020
Prospect Capital InterNotes®	$143,980	4.00% - 7.00%	January 2020- March 2022
On September 9, 2019, we completed an amendment of our existing revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.0 years from such date. Pricing for amounts drawn under the Facility is one-month Libor plus 2.20%.
$1.0775 billion of Facility commitments have closed to date with 30 institutional lenders (representing one of the largest and most diversified bank groups in our industry). An accordion feature allows the Facility, at Prospect's discretion, to accept up to $1.5 billion of commitments. The Facility matures September 9, 2024. The Facility includes a revolving period that extends through September 9, 2023, followed by an additional one-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.
On June 28, 2019, we commenced a tender offer to purchase $224.1 million of our convertible notes that mature in April 2020 (“2020 Notes”). On July 27, 2019, $32.9 million was validly tendered and accepted, representing 14.7% of the outstanding notes. On August 12, 2019, we commenced a tender offer to purchase up to $60.0 million of the 2020 Notes. On September 10, 2019,

$13.6 million was validly tendered and accepted, representing 7.1% of the outstanding notes. On September 24, 2019, we commenced a tender offer to purchase up to $40 million of 2020 Notes. On October 25, 2019, $2.1 million were validly tendered and accepted, representing 1.2% of the outstanding notes.
We currently have eight separate unsecured debt issuances aggregating $1.5 billion outstanding, not including our program notes, with laddered maturities extending to June 2029. At September 30, 2019, $657.4 million of program notes were outstanding with laddered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Thursday November 7, 2019 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to December 6, 2019 visit www.prospectstreet.com or call 877-344-7529 with passcode 10136706.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	September 30, 2019	June 30, 2019

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $2,346,633 and $2,385,806, respectively)	$2,397,730	$2,475,924
Affiliate investments (amortized cost of $156,177 and $177,616, respectively)	73,263	76,682
Non-control/non-affiliate investments (amortized cost of $3,274,957 and $3,368,880, respectively)	2,979,567	3,100,947
Total investments at fair value (amortized cost of $5,777,767 and $5,932,302, respectively)	5,450,560	5,653,553
Cash	106,174	107,098
Receivables for:
Interest, net	12,526	26,504
Other	200	3,326
Deferred financing costs on Revolving Credit Facility	10,745	8,529
Due from broker	4,121	—
Prepaid expenses	772	1,053
Total Assets	5,585,098	5,800,063
Liabilities
Revolving Credit Facility	108,000	167,000
Public Notes (less unamortized discount and debt issuance costs of $13,373 and $13,826, respectively)	781,001	780,548
Convertible Notes (less unamortized debt issuance costs of $12,618 and $13,867, respectively)	694,701	739,997
Prospect Capital InterNotes® (less unamortized debt issuance costs of $12,561 and $12,349, respectively)	644,814	695,350
Due to Prospect Capital Management	46,228	46,525
Interest payable	22,364	34,104
Dividends payable	22,042	22,028
Accrued expenses	4,688	5,414
Due to Prospect Administration	511	1,885
Other liabilities	976	937
Total Liabilities	2,325,325	2,493,788
Commitments and Contingencies
Net Assets	$3,259,773	$3,306,275

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 367,363,872 and 367,131,025 issued and outstanding, respectively)	$367	$367
Paid-in capital in excess of par	4,041,338	4,039,872
Total distributable earnings (loss)	(781,932)	(733,964)
Net Assets	$3,259,773	$3,306,275
Net Asset Value Per Share	$8.87	$9.01

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2019	2018
Investment Income
Interest income:
Control investments	$50,866	$56,454
Affiliate investments	239	227
Non-control/non-affiliate investments	61,950	68,609
Structured credit securities	32,901	34,152
Total interest income	145,956	159,442
Dividend income:
Control investments	3,800	14,665
Non-control/non-affiliate investments	454	262
Total dividend income	4,254	14,927
Other income:
Control investments	11,383	2,791
Non-control/non-affiliate investments	290	3,262
Total other income	11,673	6,053
Total Investment Income	161,883	180,422
Operating Expenses
Base management fee	28,463	29,957
Income incentive fee	17,765	21,290
Interest and credit facility expenses	38,898	37,908
Allocation of overhead from Prospect Administration	3,494	3,365
Audit, compliance and tax related fees	375	393
Directors’ fees	113	79
Other general and administrative expenses	1,715	2,271
Total Operating Expenses	90,823	95,263
Net Investment Income	71,060	85,159
Net Realized and Net Change in Unrealized (Losses) Gains from Investments
Net realized (losses) gains
Control investments	—	1
Non-control/non-affiliate investments	(2,198)	1,040
Net realized (losses) gains	(2,198)	1,041
Net change in unrealized (losses) gains
Control investments	(39,021)	51,918
Affiliate investments	18,020	(13,755)
Non-control/non-affiliate investments	(27,458)	(37,114)
Net change in unrealized (losses) gains	(48,459)	1,049
Net Realized and Net Change in Unrealized (Losses) Gains from Investments	(50,657)	2,090
Net realized losses on extinguishment of debt	(2,338)	(3,454)
Net Increase in Net Assets Resulting from Operations	$18,065	$83,795
Net increase in net assets resulting from operations per share	$0.05	$0.23
Dividends declared per share	$(0.18)	$(0.18)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended September 30,
	2019	2018
Per Share Data
Net asset value at beginning of period	$9.01	$9.35
Net investment income(1)	0.19	0.23
Net realized and change in unrealized (losses) gains(1)	(0.14)	—	(3)
Distributions of net investment income	(0.18)	(0.18)
Common stock transactions(2)(3)	(0.01)	(0.01)
Net asset value at end of period	$8.87	$9.39

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

WEIGHTED AVERAGE PORTFOLIO EBITDA AND NET LEVERAGE

Weighted Average Portfolio Net Leverage (“Portfolio Net Leverage”) and Weighted Average Portfolio EBITDA (“Portfolio EBITDA”) provide clarity into the underlying capital structure of our portfolio debt investments and the likelihood that our overall portfolio will make interest payments and repay principal.
Portfolio Net Leverage reflects the net leverage of each of our portfolio company debt investments, weighted based on the current debt principal outstanding of such investments. The net leverage for each portfolio company is calculated based on our investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to our position within the capital structure because our exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, structured credit residual interests and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to us. Portfolio Net Leverage provides us with some guidance as to our exposure to the interest payment and principal repayment risk of our overall debt portfolio. We monitor our Portfolio Net Leverage on a quarterly basis.
Portfolio EBITDA is used by Prospect to supplement Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of our portfolio company debt investments. The calculation provides us with insight into profitability and scale of the portfolio companies within our overall debt investments.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.
Together, Portfolio Net Leverage and Portfolio EBITDA assist us in assessing the likelihood that we will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of our underlying portfolio company debt investments, but to supplement such analysis.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702